UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3284 N 29th Court

Hollywood, Florida 33020-1320

(Address of principal executive offices)

(305) 521-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2018, Blink Charging Co. (the “Company”), through its wholly owned subsidiary Car Charging, Inc., entered into an Office Lease Agreement (the “Lease”). The Lease is a three-year (the “Term”) lease agreement for 3,425 square feet of office space in Miami Beach, Florida beginning June 1, 2018 and ending May 31, 2021. Monthly lease payments amount to $9,500 for a total of approximately $342,000 to be paid over the course of the Term. The Company and the landlord have the option to cancel the contract after the first year with a 90-day written notice.

The foregoing summary of the Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported by the Company, it had previously issued 12,005 shares of its Series D Convertible Preferred Stock (the “Series D Preferred”) to an investor. On May 7, 2018, the Company received a notice of conversion from the investor to convert 4,368 shares of the Series D Preferred with a stated value of $4,368,000 at the conversion price of $3.12 per share into 1,400,000 shares of the Company’s common stock (the “Conversion”). On May 10, 2018, the Company effected the Conversion and issued the investor 1,400,000 shares of common stock.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Designations for Series D Preferred Stock (incorporated herein by reference to the Company’s current report on form 8-K filed with the SEC on February 21, 2018)
10.1*	Lease Agreement

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: May 15, 2018	By:	/s/ Michael J. Calise
	Name:	Michael J. Calise
	Title:	Chief Executive Officer